Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Fourth Quarter Fiscal 2011 Business and Financial Highlights

•	Quarterly revenue of $83.4 million; non-GAAP customer licensing income of $84.5 million
•	Annual revenue of $312.4 million; non-GAAP customer licensing income of $317.8 million
•	Fourth quarter GAAP diluted loss per share of $0.26; fourth quarter non-GAAP diluted income per share of $0.08
•	Annual GAAP diluted loss per share of $0.39; annual non-GAAP diluted income per share of $0.41
•	Signed five-year patent license agreement with Broadcom Corporation and settled all outstanding claims, including resolution of past use of Rambus’ patented innovations

SUNNYVALE, Calif. – January 26, 2012 – Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies, today reported financial results for the fourth quarter and year ended December 31, 2011.

GAAP Financial Results:

Revenue for the fourth quarter of 2011 was $83.4 million, down 17% sequentially from the third quarter of 2011 primarily due to recognition of various one-time royalty revenues during the third quarter of 2011 from licensing agreements with Freescale and a major smartphone and tablet manufacturer. As compared to the fourth quarter of 2010, revenue was down 8% primarily due to a one-time recognition of royalty revenue during the fourth quarter of 2010 from a licensing agreement with Elpida. Revenue for the year ended December 31, 2011 was $312.4 million, down 3% over the same period of last year, primarily due to the one-time recognition of royalty revenue from the settlement agreement signed with Samsung in 2010 which was partially offset by the revenue recognized from licensing agreements with NVIDIA, Broadcom, Freescale and a major smartphone and tablet manufacturer in 2011.

Total operating costs and expenses for the fourth quarter of 2011 were $101.5 million, which included general litigation expenses of $16.8 million, $6.5 million of stock-based compensation expenses, $13.5 million for previous stock-based compensation restatement and related legal expenses, and retention bonuses and amortization expenses related to the acquisition of Cryptography Research Inc., or CRI, of $13.1 million. This is compared to total operating costs and expenses for the third quarter of 2011 of $89.5 million, which included general litigation expenses of $23.5 million, $7.2 million of stock-based compensation expenses, $0.8 million for previous stock-based compensation restatement and related legal expenses, and deal costs, retention bonuses and amortization expenses related to the acquisition of CRI of $12.7 million. Total operating costs and expenses in the fourth quarter of 2010 were $48.0 million, which included general litigation expenses of $5.8 million, $7.3 million of stock-based compensation expenses, $0.8 million for previous stock-based compensation restatement and related legal expenses, and gain from the Samsung settlement of $10.3 million.

Total operating costs and expenses for the year ended December 31, 2011 were $313.9 million, which included a $6.2 million gain related to the Samsung settlement, $28.0 million of stock-based compensation expenses, $16.2 million for previous stock-based compensation restatement and related legal expenses, and deal costs, retention bonuses and amortization expenses related to the acquisition of CRI of $34.2 million.  This is compared to total operating costs and expenses of $96.5 million for the same period of 2010, which included a $126.8 million gain related to the Samsung settlement, $30.5 million of stock-based compensation expenses and $4.2 million for previous stock-based compensation restatement and related legal expenses. General litigation expenses for the year ended December 31, 2011 were $61.0 million as compared to $22.7 million for the same period in 2010.

Net loss for the fourth quarter of 2011 was $28.7 million as compared to net income of $0.5 million in the third quarter of 2011 and net income of $33.1 million in the fourth quarter of 2010. Diluted net loss per share for the fourth quarter of 2011 was $0.26 as compared to net income per share of $0.00 in the third quarter of 2011 and net income per share of $0.29 in the fourth quarter of 2010.

Net loss for the year ended December 31, 2011 was $43.1 million as compared to net income of $150.9 million for the same period of 2010. Diluted net loss per share for the year ended December 31, 2011 was $0.39 as compared to net income per share of $1.30 for the same period of 2010.

Non-GAAP Financial Results (1):

Customer licensing income in the fourth quarter of 2011 was $84.5 million, down 8% sequentially from the third quarter of 2011 primarily due to various one-time payments of royalty revenue during the third quarter of 2011 from licensing agreements with Freescale Semiconductor Inc. and a major smartphone and tablet manufacturer. As compared to the fourth quarter of 2010, customer licensing income was down 17% primarily due to a one-time payment of royalty revenue during the fourth quarter of 2010 from the licensing agreement with Elpida Memory, Inc. Customer licensing income for the year ended December 31, 2011 was $317.8 million, down 29% over the same period of last year, primarily due to the one-time payment from the settlement agreement signed with Samsung Electronics Co., Ltd. in 2010 which was partially offset by the royalties received from licensing agreements signed with NVIDIA Corporation, Broadcom, Freescale and a major smartphone and tablet manufacturer.

Total non-GAAP operating costs and expenses in the fourth quarter of 2011 were $66.4 million, which included general litigation expenses of $16.8 million. This is compared to total non-GAAP operating costs and expenses for the third quarter of 2011 of $66.8 million, which included general litigation expenses of $23.5 million. Total operating costs and expenses in the fourth quarter of 2010 were $48.7 million, which included general litigation expenses of $5.8 million. Total non-GAAP operating costs and expenses for the year ended December 31, 2011 were $233.8 million, which included general litigation expenses of $61.0 million. This is compared to $183.5 million in the same period of 2010, which included general litigation expenses of $22.7 million.

Non-GAAP net income in the fourth quarter of 2011 was $9.7 million as compared to $14.0 million in the third quarter of 2011 and $32.1 million in the fourth quarter of 2010. Non-GAAP diluted net income per share was $0.08 in the fourth quarter of 2011 as compared to $0.12 in the third quarter of 2011 and $0.28 in the fourth quarter of 2010.

Non-GAAP net income for the year ended December 31, 2011 was $46.3 million as compared to $165.7 million in the same period of 2010. Non-GAAP diluted net income per share for the year ended December 31, 2011 was $0.41 as compared to $1.43 for the same period of 2010.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of December 31, 2011 were $289.5 million, a decrease of approximately $3.3 million from September 30, 2011. During the fourth quarter of 2011, the Company paid $10.9 million related to the settlement in the matter captioned Stuart J. Steele, et al. v. Rambus Inc., et al., related to stock option grants that were not correctly dated or accounted for prior to 2006, settling the claims against it and the individual defendants.

During the fourth quarter of 2011 and the year ended 2011, the Company recorded an income tax provision of approximately $4.3 million and $17.3 million, respectively. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily withholding taxes and current state and foreign taxes.

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at http://investor.rambus.com/events.cfm. A replay will be available following the call on Rambus' Investor Relations website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 44751731.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and/or in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: customer licensing income, operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the Company combined revenue and gain from settlement and excluded charges or gains relating to: stock-based compensation expenses, CRI-related deal costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities and non-cash interest expense. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Customer licensing income. Customer licensing income includes the Company’s measure of the total cash royalties received from its customers under its licensing agreements with them. Prior to the second quarter of 2011, the Company bifurcated royalty payments that it received from Samsung between revenue and gain from settlement, which was reflected as reducing expenses in operating expenses. The Company has combined revenue from its customers, including Samsung, and the gain from the Samsung settlement as customer licensing income to reflect the total amounts received from all of its customers for the periods presented. In addition, in the third quarter of 2011, the Company received patents transferred from a customer as part of the consideration for the patent royalty payment. As this was non-cash revenue, the Company excluded it from customer licensing income. Additionally, in the third and fourth quarters of 2011, the Company received patent royalty payments from certain patent license agreements assumed in the acquisition with CRI which were treated as favorable contracts. Cash received from these acquired favorable contracts reduced the favorable contract intangible asset on the Company’s balance sheet. The Company has combined these cash royalty payments as customer licensing income to reflect the total amounts received from its customers.

Stock-based compensation expense. These expenses consist primarily of expenses related to employee stock options, employee stock purchase plans, and employee nonvested equity stock and nonvested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with other peer companies.

CRI-related deal costs and retention bonus expense. These expenses include all direct acquisition costs of CRI and the current periods’ portion of the $50.0 million retention bonus expense which is payable to certain legacy CRI employees and contractors. The Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.

Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.:

Rambus is one of the world’s premier technology licensing companies. As a company of inventors, Rambus focuses on the development of technologies that enrich the end-user experience of electronic systems. Additional information is available at www.rambus.com.

RMBSFN

Contacts:

Linda Ashmore
Public Relations
Rambus Inc.
(408) 462-8411
lashmore@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$162,244	$215,262
Marketable securities	127,212	296,747
Accounts receivable	1,026	2,600
Prepaids and other current assets	8,096	10,898
Deferred taxes	2,798	2,420
Total current assets	301,376	527,927
Deferred taxes, long-term	7,531	2,974
Intangible assets, net	181,955	40,986
Goodwill	115,148	18,154
Property, plant and equipment, net	81,105	67,770
Other assets	6,539	5,361
Total assets	$693,654	$663,172

LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,567	$5,952
Accrued salaries and benefits	31,763	31,634
Accrued litigation expenses	10,502	4,060
Other accrued liabilities	6,479	14,165
Total current liabilities	65,311	55,811
Long-term liabilities:
Convertible notes, long-term	133,493	121,500
Long-term imputed financing obligation	43,793	27,899
Other long-term liabilities	21,263	9,679
Total long-term liabilities	198,549	159,078
Contingently redeemable common stock	—	113,500
Total stockholders’ equity	429,794	334,783
Total liabilities, contingently redeemable common stock and stockholders’ equity	$693,654	$663,172

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenue:
Royalties	$82,583	$90,242	$299,004	$320,155
Contract revenue	776	679	13,359	3,235
Total revenue	83,359	90,921	312,363	323,390
Operating costs and expenses:
Cost of revenue (1)	7,453	1,911	24,085	6,937
Research and development (1)	35,841	25,028	115,696	92,706
Marketing, general and administrative (1)	44,715	30,602	164,131	119,475
Costs of restatement and related legal activities	13,484	797	16,187	4,190
Gain from settlement	—	(10,300)	(6,200)	(126,800)
Total operating costs and expenses	101,493	48,038	313,899	96,508
Operating income (loss)	(18,134)	42,883	(1,536)	226,882
Interest income and other income (expense), net	(821)	(192)	(3,018)	861
Interest expense on convertible notes	(5,453)	(4,990)	(21,247)	(19,699)
Interest and other income (expense), net	(6,274)	(5,182)	(24,265)	(18,838)
Income (loss) before income taxes	(24,408)	37,701	(25,801)	208,044
Provision for income taxes	4,308	4,617	17,252	57,127
Net income (loss)	$(28,716)	$33,084	$(43,053)	$150,917
Net income (loss) per share:
Basic	$(0.26)	$0.30	$(0.39)	$1.34
Diluted	$(0.26)	$0.29	$(0.39)	$1.30
Weighted average shares used in per share calculation
Basic	110,171	111,530	110,041	112,456
Diluted	110,171	114,461	110,041	115,884

_________
(1) Total stock-based compensation expense for the three months and year ended December 31, 2011 and 2010 are presented as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cost of revenue	$76	$27	$575	$173
Research and development	$2,742	$2,423	$10,519	$10,165
Marketing, general and administrative	$3,640	$4,870	$16,902	$20,210

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Revenue	$83,359	$100,263	$90,921	$312,363	$323,390
Adjustments:
Gain from settlement	—	—	10,300	6,200	126,800
Other patent royalties received	1,125	(8,625)	—	(750)	—
Total customer licensing income	$84,484	$91,638	$101,221	$317,813	$450,190

Operating costs and expenses	$101,493	$89,527	$48,038	$313,899	$96,508
Adjustments:
Stock-based compensation	(6,458)	(7,219)	(7,320)	(27,996)	(30,548)
CRI related deal costs and retention bonuses	(7,878)	(7,702)	—	(21,915)	—
Amortization	(7,283)	(6,927)	(1,479)	(20,192)	(5,066)
Costs of restatement and related legal activities	(13,484)	(832)	(797)	(16,187)	(4,190)
Gain from settlement	—	—	10,300	6,200	126,800
Non-GAAP operating costs and expenses	$66,390	$66,847	$48,742	$233,809	$183,504

Operating income (loss)	$(18,134)	$10,736	$42,883	$(1,536)	$226,882
Adjustments:
Other patent royalties received	1,125	(8,625)	—	(750)	—
Stock-based compensation	6,458	7,219	7,320	27,996	30,548
CRI related deal costs and retention bonuses	7,878	7,702	—	21,915	—
Amortization	7,283	6,927	1,479	20,192	5,066
Costs of restatement and related legal activities	13,484	832	797	16,187	4,190
Non-GAAP operating income	$18,094	$24,791	$52,479	$84,004	$266,686

Income (loss) before income taxes	$(24,408)	$4,558	$37,701	$(25,801)	208,044
Adjustments:
Other patent royalties received	1,125	(8,625)	—	(750)	—
Stock-based compensation	6,458	7,219	7,320	27,996	30,548
CRI related deal costs and retention bonuses	7,878	7,702	—	21,915	—
Amortization	7,283	6,927	1,479	20,192	5,066
Costs of restatement and related legal activities	13,484	832	797	16,187	4,190
Non-cash interest expense on convertible notes	3,296	3,254	2,834	12,622	11,075
Non-GAAP income before income taxes	$15,116	$21,867	$50,131	$72,361	258,923
Non-GAAP provision for income taxes	5,442	7,872	18,047	26,060	93,212
Non-GAAP net income	$9,674	$13,995	$32,084	$46,301	$165,711

Non-GAAP basic net income per share	$0.09	$0.12	$0.29	$0.42	$1.47
Non-GAAP diluted net income per share	$0.08	$0.12	$0.28	$0.41	$1.43
Weighted average shares used in non-GAAP per share calculation:
Basic	110,171	112,334	111,530	110,041	112,456
Diluted	115,315	115,552	114,461	114,099	115,884